UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2005

Kitty Hawk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25202	75-2564006
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1515 West 20th Street
P.O. Box 612787
DFW International Airport,
Texas		75261
(Address of principal		(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (972) 456-2200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 27, 2005, Kitty Hawk, Inc. (the “Company”) elected Raymond B. Greer as a director of the Company, expanding the size of the Board to six members. Mr. Greer was also appointed as a member of the Board’s Strategic Planning Committee. There were no arrangements or understandings between Mr. Greer and any other person pursuant to which Mr. Greer was selected as a director. Mr. Greer is currently the President and Chief Executive Officer of Transport Industries Holdings, Inc., a privately held non-asset based logistic and transportation services company; and from November 2002 to March 2005, Mr. Greer was the President and Chief Executive Officer of Newgistics, Inc., a reverse logistics solutions company.

* * * * *

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KITTY HAWK, INC.

By: /s/ Steven E. Markhoff
Name: Steven E. Markhoff
Title: Vice President Strategic Planning,
          General Counsel and Corporate Secretary

Date: June 30, 2005